UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

STAKTEK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110806	56-2354935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8900 Shoal Creek Boulevard, Suite 125 Austin, TX	78757
(Address of principal executive offices)	(Zip Code)

(512) 454-9531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A, Amendment No. 1, dated November 14, 2007, relates to the acquisition of Southland Micro Systems, Inc. (“Southland”) by Staktek Holdings, Inc. (“Staktek”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Shula Merger Sub, Inc., a wholly owned subsidiary of Staktek, and Southland, which closed on August 31, 2007. As permitted, the original Form 8-K omitted certain financial statements of Southland required by Form 8-K. This Amendment is filed to provide the required financial statements of Southland and the required pro forma financial statements. This Form 8-K/A, Amendment No. 1, should be read in connection with the Form 8-K we filed on September 5, 2007 and the Form 8-K we filed on August 24, 2007, both of which provide a more complete description of the acquisition.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited financial statements of Southland as of and for each of the three years in the period ended December 31, 2006.

99.2	Unaudited financial statements of Southland for the six months ended June 30, 2007 and June 30, 2006.

99.3	Unaudited pro forma condensed combined financial statements for the period ended September 30, 2007 of Staktek Holdings, Inc. and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC.
Date: November 14, 2007

	By:	/s/ Stephanie Lucie
Stephanie Lucie
SVP, General Counsel and Corporate Secretary